Exhibit 24.1

POWER OF ATTORNEY

MELLON FINANCIAL CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 or any other appropriate form or forms or to amend any currently filed registration statement or statements, all pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to 18,000,000 shares of Mellon Financial Corporation’s (the “Corporation’s” ) Common Stock to be issued from time to time pursuant to the Mellon Financial Corporation Long-Term Profit Incentive Plan (2004) and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

This power of attorney shall be effective as of September 21, 2004 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

/s/ Martin G. McGuinn	/s/ Robert Mehrabian
Martin G. McGuinn, Director and	Robert Mehrabian, Director
Principal Executive Officer

/s/ Ruth E. Bruch	/s/ Seward Prosser Mellon
Ruth E. Bruch, Director	Seward Prosser Mellon, Director

/s/ Paul L. Cejas	/s/ Mark A. Nordenberg
Paul L. Cejas, Director	Mark A. Nordenberg, Director

/s/ Jared L. Cohon	/s/ James F. Orr III
Jared L. Cohon, Director	James F. Orr III, Director

/s/ Steven G. Elliott
Steven G. Elliott, Director	David S. Shapira, Director

/s/ Ira J. Gumberg	/s/ William E. Strickland, Jr.
Ira J. Gumberg, Director	William E. Strickland, Jr., Director

/s/ Edmund F. Kelly	/s/ John P. Surma
Edmund F. Kelly, Director	John P. Surma, Director

/s/ Wesley W. von Schack
Wesley W. von Schack, Director

POWER OF ATTORNEY

MELLON FINANCIAL CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S- 8 or any other appropriate form or forms or to amend any currently filed registration statement or statements, all pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to 18,000,000 shares of Mellon Financial Corporation’s (the “Corporation’s” ) Common Stock to be issued from time to time pursuant to the Mellon Financial Corporation Long-Term Profit Incentive Plan (2004) and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of 10-14, 2004 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

/s/ David S. Shapira
David S. Shapria, Director